As filed with the Securities and Exchange Commission on July 2, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CĪON Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	45-3058280
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-178646

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are common stock, par value $0.001 per share, of CĪON Investment Corporation (the “Registrant”). For a description of the shares of common stock being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-178646), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 20, 2011 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. A definitive copy of the Prospectus will be filed pursuant to Rule 497 under the Securities Act, and shall be deemed incorporated by reference into this registration statement on Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

3.1	Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit (a)(2) of the Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (File No. 333-178646), filed on June 29, 2012).

3.2	Bylaws (incorporated by reference to Exhibit (b) of the Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (File No. 333-178646), filed on June 29, 2012).
4.1	Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) of the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-178646), filed on February 17, 2012).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 2, 2012

CĪON INVESTMENT CORPORATION

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner Title: Co-President and Co-Chief Executive Officer